Exhibit 23.2

                    [LETTERHEAD OF ERNST & YOUNG AB]



                     CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Form S-8") and to the use of our report dated January 30, 1997, with respect to the consolidated financial statements of Autoliv AB, as of December 31, 1996, included in the Proxy Statement/Prospectus/Exchange Offer that is made a part of the Registration Statement on Form S-4 of Autoliv, Inc. (File No. 333-23813) which, in turn, has been incorporated by reference in the Form S-8.

                                    ERNST & YOUNG AB

                                    /S/ TOBJORN HANSSON
                                    Tobjorn Hansson
                                    Authorized Public Accountant

Stockholm, Sweden
April 30, 1997